CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory Tax-Exempt Sustainable Bond Fund.

    TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 2, 2019